U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 21, 2013

GREATBATCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway – Suite 310, Frisco Texas 75034		14031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of Greatbatch, Inc. was held on May 21, 2013. At the 2013 Annual Meeting, stockholders approved each of management’s proposals which consisted of (i) the election of ten (10) directors, all of whom were then serving as directors of Greatbatch, Inc., for a term of one (1) year and until their successors are elected and qualified; (ii) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Greatbatch, Inc. for fiscal year 2013; and (iii) the approval, on an advisory basis, of the compensation of Greatbatch, Inc.’s named executive officers.

The voting results for each proposal, including the votes for and against or withheld, and any abstentions or broker non-votes, are described below. Abstentions and broker non-votes (if applicable) were counted for purposes of determining whether a quorum was present, but were not treated as votes cast. Therefore, abstentions and broker non-votes did not have the effect of a vote for or against such proposal and were not counted in determining the number of votes required for approval. The following table reflects the tabulation of the votes with respect to each director who was elected at the 2013 Annual Meeting:

Name:	Shares FOR:	Shares WITHHELD:	Broker NON VOTE:
Pamela G. Bailey	20,839,629	546,018	1,491,404
Anthony P.Bihl III	21,224,012	161,635	1,491,404
Joseph W. Dziedzic	21,223,605	162,042	1,491,404
Thomas J. Hook	21,162,120	223,527	1,491,404
Rudy A. Mazzocchi	21,219,466	166,181	1,491,404
Kevin C. Melia	20,835,655	549,992	1,491,404
Dr. Joseph A. Miller, Jr.	21,220,615	165,032	1,491,404
Bill R. Sanford	21,148,265	237,382	1,491,404
Peter H. Soderberg	20,719,226	666,421	1,491,404
William B. Summers, Jr.	20,919,491	466,156	1,491,404

The following table reflects the tabulation of the votes with respect to the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Greatbatch, Inc. for fiscal year 2013:

Shares FOR:	22,522,000
Shares AGAINST:	339,071
Shares ABSTAINING:	15,980

The following table reflects the tabulation of the votes with respect to the approval, on an advisory basis, of the compensation of Greatbatch, Inc.’s named executive officers:

Shares FOR:	19,520,653
Shares AGAINST:	1,393,116
Shares ABSTAINING:	471,878
Broker NON VOTE:	1,491,404

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 22, 2013	GREATBATCH, INC.

	By:	/s/ Timothy G. McEvoy
Timothy G. McEvoy
Vice President, General Counsel & Secretary